CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form SB-2 for R & R Ranching, Inc., of our report dated November 10, 1998, relating to the October 31, 1998 financial statements of R & R Ranching, Inc., which appears in such Prospectus. We also consent to the reference to us under the caption "Interest of Named Experts and Counsel."

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.

Salt Lake City, Utah
August 11, 1999